UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2004

Hibbett Sporting Goods, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware  (State of Incorporation)

000-20969	63-1074067
Commission	(I.R.S. Employer
file number:	Identification No.)

451 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices)

(205) 942-4292
 (Registrant’s telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement.

         Stock Repurchase.   On November 18, 2004, the Board of Directors increased the amount authorized under the Company's common stock repurchase program from $30 million to $40 million.

        Director Compensation.  On November 18, 2004, the Board of Directors voted to increase the annual fee paid to each director from $18,000 to $25,000. An additional annual fee of $5,000 was also approved to be paid to the chairman of the audit committee. All other compensation paid to directors remains unchanged.

Item 2.02.  Results of Operations and Financial Condition.

        Hibbett Sporting Goods, Inc. announced its financial results for the third quarter ended October 30, 2004, in a press release issued on November 18, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

        The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01.  Regulation FD Disclosures.

         The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits

          ( c )Exhibits.

These exhibits are furnished pursuant to Item 2 and Item 9 respectively and shall not be deemed to be “filed”.

Exhibit No.                      Description

99.1                                 Press Release Dated November 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC. By /s/ Gary A. Smith Gary A. Smith Vice President and Chief Financial Officer

November 19, 2004 -2-

EXHIBIT INDEX

Exhibit
99.1	Press Release dated November 18, 2004
-3- EXHIBIT 99.1 [Hibbett Sporting Goods, Inc. Letterhead]

Contact:	Gary Smith Vice President & Chief Financial Officer (205) 942-4292

HIBBETT REPORTS THIRD QUARTER RESULTS

• Comparable Store Sales Up 5.4%
• Fiscal 2005 Outlook Reflects 15-19% EPS Growth
• $10 Million Increase Authorized for Existing Stock Repurchase Plan
• Increase Approved for Board of Director Compensation

BIRMINGHAM, Ala. (November 18, 2004) - Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a full-line sporting goods retailer, today announced results for the third quarter ended October 30, 2004.

Financial Highlights

        Net sales for the 13-week period ended October 30, 2004, increased 17.5% to $92.1 million compared with $78.4 million for the 13-week period ended November 1, 2003. Comparable store sales increased 5.4% in the third quarter of fiscal 2005. Net income for the third fiscal quarter increased 16.5% to $6.3 million compared with $5.4 million in the third fiscal quarter of last year. Earnings per diluted share increased 13.0% to $0.26 compared with $0.23 in the prior year.

        Net sales for the 39-week period ended October 30, 2004, increased 17.8% to $270.5 million compared with $229.7 million for the 39-week period ended November 1, 2003. Comparable store sales increased 5.6% in the first nine months of fiscal 2005. Net income for the nine months of fiscal 2005 increased 25.1% to $17.4 million compared with $13.9 million in the first nine months of fiscal 2004. Earnings per diluted share increased 22.0% to $0.72 from $0.59 in the prior year.

        Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week and 39-week periods and the corresponding periods of the prior fiscal year.

        Hibbett opened 21 new stores and closed 2 stores during the third quarter, bringing the store base to 468 as of October 30, 2004. Included in these store openings were two stores in New Mexico. The Company plans to open a total of approximately 18 to 22 new stores in the fourth quarter for a total of 58 to 62 new stores, net of store closings, in fiscal 2005.

        Mickey Newsome, Chairman, President and Chief Executive Officer, stated, “Our sales trends were consistently strong throughout the third quarter. As expected, footwear and team equipment were our best categories with double-digit sales increases while the apparel and accessories category was below prior-year levels. Footwear benefited from the sale of higher end technical product, as well as sales of classics. Football was our top performer in team equipment as we continued to reap the rewards of the emphasis we made to significantly improve this category. With our continued focus on team equipment, hot technical and classic footwear lines, and strong sales growth at both new and comparable stores, we believe we are positioned to continue to produce the sales and financial performance our shareholders have grown to expect from Hibbett Sporting Goods.”

Fiscal 2005 Outlook

        For the fourth quarter ending January 29, 2005, the Company expects to report earnings per diluted share of approximately $0.27 to $0.30 and a comparable store sales increase in the range of 2% to 3% compared with earnings of $0.27 per diluted share in the prior-year period. Guidance for fiscal 2005 is estimated at approximately $.99 to $1.02 per diluted share and a comparable store sales increase in the range of 4% to 5% compared with earnings of $0.86 per diluted share in fiscal 2004.

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        Mr. Newsome added, “Based on our merchandising plan for the quarter, our clean inventory position and positive sales trends to date in the fourth quarter, we expect and are optimistic that the holiday season will be successful. We now expect to report earnings per share growth in the range of 15% to 19% for the year.”

        The per share results reported for all periods presented herein reflect the effect of the three-for-two stock split that was distributed on April 16, 2004, to stockholders of record on April 1, 2004.

Stock Repurchase

        In August, the Board of Directors authorized the repurchase of up to $30 million of the Company’s common stock. On November 18, 2004, the Board of Directors increased this maximum authorization to $40 million. During the third quarter, the Company repurchased 365,400 shares for a total expenditure of approximately $7.2 million.

Director Compensation

        On November 18, 2004, the Board of Directors voted to increase the annual fee paid to each director from $18,000 to $25,000. An additional fee of $5,000 was also approved to be paid to the chairman of the audit committee. All other compensation paid to directors remains unchanged.

Investor Conference Call and Simulcast

        Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EST on November 19, 2004, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until November 26th, by dialing (719) 457-0820 and entering the passcode, 826241.

        The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2005-third quarter conference call. The live broadcast of Hibbett’s quarterly conference call will be available online at www.streetevents.com and www.fulldisclosure.com on November 19, 2004, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through December 3, 2004.

        Hibbett Sporting Goods, Inc. operates a full-line of sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company’s primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding store opening plans, merchandise mix and performance, sales (including comparable store sales) and earnings expectations for the fourth quarter and fiscal year 2005. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the “Risk Factors,” “Business,” and “MD&A” sections in our Annual Report on Form 10-K filed on April 15, 2004, our Quarterly Report on Form 10-Q filed September 9, 2004, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES

Unaudited Statements of Operations
(Dollars in thousands, except per share amounts)

	13 Weeks Ended		39 Weeks Ended
	October 30, 2004	November 1, 2003	October 30, 2004	November 1, 2003
Net sales	$92,139	$78,418	$270,453	$229,742
Cost of goods sold, including warehouse,
distribution, and store occupancy costs	61,710	51,971	184,615	156,349

Gross profit	30,429	26,447	85,838	73,393
Store operating, selling, and administrative
expenses	18,718	16,194	52,912	46,251
Depreciation and amortization	1,877	1,820	5,576	5,370

Operating income	9,834	8,433	27,350	21,772
Interest income	147	33	309	75

Income before provision for income taxes	9,981	8,466	27,659	21,847
Provision for income taxes	3,718	3,090	10,303	7,974

Net income	$6,263	$5,376	$17,356	$13,873

Net Income per common share:
Basic earnings per share	$0.27	$0.23	$0.74	$0.60

Diluted earnings per share	$0.26	$0.23	$0.72	$0.59

Weighted average shares outstanding:
Basic	23,327	23,095	23,361	22,948

Diluted	23,808	23,689	23,941	23,478

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Unaudited Condensed Balance Sheet

(In thousands)

	October 30, 2004	November 1, 2003	January 31, 2004
Assets

Cash and cash equivalents	$44,542	$25,875	$41,963
Accounts receivable, net	5,228	3,494	3,594
Inventories	105,422	102,033	94,777
Prepaid expenses and other	1,844	4,305	1,925

Total current assets	157,036	135,707	142,259
Property and equipment, net	25,694	25,621	26,173
Other assets	142	280	130

Total assets	$182,872	$161,608	$168,562

Liabilities and Stockholders' Investment

Accounts payable	$38,241	$38,443	$37,976
Accrued expenses	8,099	7,281	7,093

Total current liabilities	46,340	45,724	45,069
Long-term debt	--	--	--
Non-current deferred income tax	519	--	603
Stockholders' investment	136,013	115,884	122,890

Total liabilities and stockholders' investment	$182,872	$161,608	$168,562

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